Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Amyris, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-234661, 333-238188, and 333-239823), on Form S-3ASR (No. 333-255105), and on Form S-8 (Nos. 333-258319, 333-169715, 333-172514, 333-180006, 333-187598, 333-188711, 333-195259, 333-203213, 333-210569, 333-217345, 333-224316, 333-225848, 333-234135, 333-239820, and 333-258319) of Amyris, Inc. and Subsidiaries (the Company) of our report dated March 8, 2022, relating to the Company’s consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, and the effectiveness of internal control over financial reporting as of December 31, 2021, which reports appear in this Annual Report on Form 10-K of Amyris, Inc. for the year ended December 31, 2021.

Our report on the consolidated financial statements refers to changes in accounting method of accounting for leases on January 1, 2019, due to the adoption of Financial Accounting Standard Board’s Accounting Standards Codification 842, Leases.

/s/ Macias Gini & O'Connell LLP

San Francisco, California
March 8, 2022